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                                                                 EXHIBIT 10.1(v)


                           SEVENTH AMENDMENT OF LEASE

      THIS AGREEMENT, made as of the 1st day of April, 2001 between 401 Park Avenue South Associates LLC, A New York Limited Liability Company having an office at 30 West 26th Street, Eighth Floor, New York, New York ("Landlord") and Health Management Systems, Inc. having an office at 401 Park Avenue South, New York, New York ("Tenant").

                                   WITNESSETH:

      WHEREAS, Landlord and Tenant entered into an Agreement of Lease made as of September 24, 1982 and as amended by an Amendment of Lease dated January 6, 1986, a Second Amendment of Lease dated February 28, 1990, a Third Amendment of Lease dated August 7, 1991, a Fourth Amendment of Lease dated January 11, 1994, a Fifth Amendment of Lease dated May 30, 2000 and a Sixth Amendment of Lease dated May 1, 2003 covering certain premises on the entire 8th, 9th, 10th, a portion of the 11th floor and a portion of the 12th floor in the building known as and located at 401 Park Avenue South, in the City, County and State of New York (said Agreement of Lease and Amendments, being hereinafter called the "Lease"); and

      WHEREAS, the parties hereto desire to amend the Lease in the respects and upon the terms and conditions hereinafter set forth.

      NOW THEREFORE, in consideration of the sum of One Dollar ($1.00) paid by each of the Parties hereto to the other (the receipt and sufficiency of which is hereby acknowledged) and of other good and valuable consideration, including the covenants and understandings herein contained, it is hereby agreed as follows:

     1. Effective as of midnight March 31, 2001 (the "Surrender Date") Tenant hereby irrevocably surrenders to Landlord the 12th floor portion of the Demised Premises, the Lease and the term and estate thereby granted related to the 12th floor portion of the premises demised by the Lease (hereinafter referred to as the "12th Floor Premises"), to the intent and purpose that the estate of Tenant in and to the 12th Floor Premises only shall be wholly extinguished and that the term of the Lease with respect to the 12th Floor Premises shall expire on the Surrender Date in the same manner and with the same effect as if the Surrender Date were the date set forth in the Lease for the expiration of the term thereof. Tenant hereby agrees to surrender the 12th Floor Premises on the Surrender Date in the condition and state of repair existing on the date of the execution of this Agreement.

     2. Tenant hereby confirms, ratifies and acknowledges that the Lease is in full force and effect with respect to the 8th, 9th, 10th and 11th floor portions of the premises demised by the Lease and that no other modifications to the Lease have been made except as set forth in this Seventh Amendment of Lease.

     3. Effective April 1, 2001 and throughout the remaining Term of the Lease, the annual rent as set forth in paragraph 2 of the Fourth Amendment to Lease is changed to $709,477.


Health Management Systems, Inc.                                          Page 1
Seventh Amendment of Lease

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     4.   Effective April 1, 2001, the figure 64,600 as defined in paragraph 4 of the Fourth Amendment of Lease shall be changed to 57,500.

     5. Effective April 1, 2001, the amount $130,524 as defined in paragraph 5 of the Fourth Amendment of Lease shall be changed to $116,178.

     6. Effective April 1, 2001, Tenants Percentage, as such term is defined in paragraph 3 in the Third Amendment of Lease shall be changed to 18.995%.

     7. Effective January 1, 2001 the amount $62,350 as defined in Paragraph 6 of the Fourth Amendment of Lease shall be changed to $48,494.

     8. Effective April 1, 2001 the amount $48,494 as defined in the preceding paragraph shall be changed to $43,160.

     9. Landlord shall have the option (hereinafter the "Elevator Option") to reclaim an area on each floor within the Demised Premises immediately adjacent to the two passenger elevators located in the southwestern portion of the Demised Premises. Such area shall be equal in size to the area occupied by the existing passenger elevators. Landlord may only exercise the Elevator Option for the purpose of installing a third passenger elevator (the "Proposed Elevator"). Landlord shall exercise the Elevator Option in writing 120 days in advance of the date Landlord shall reclaim the area required for the Proposed Elevator. Landlord shall proportionately reduce the rent and additional rent equal to the percentage that the area reclaimed for the Proposed Elevator bears to the total area of the floor. Landlord shall bear all costs and expenses associated with severing the area for the Proposed Elevator from the Demised Premises and Landlord at its sole cost and expense shall (i) reconstruct the area of the Demised Premises immediately adjacent to the Proposed Elevator to match the condition and repair of such immediately adjacent space, and
          (ii) shall relocate any of Tenant's equipment or fixtures which may be installed in the area of the Proposed Elevator.

     10. All other terms and conditions of the Lease are hereby confirmed and shall remain in full force and effect.

This Amendment of Lease shall not be binding upon Landlord unless and until it has been duly executed by Landlord and delivered by Landlord to Tenant.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

401 PARK AVENUE SOUTH                        HEALTH MANAGEMENT SYSTEMS, INC.
ASSOCIATES LLC                                    Tenant
Landlord

By: STEPHEN J. MERINGOFF, MEMBER


BY: /s/ FARRELL VIRGA                          By  /s/ VINCENT C. HARTLEY
    -----------------------------                  ----------------------------
       FARRELL VIRGA                                  Vincent C. Hartley
Title  ATTORNEY-IN-FACT                        Title  Vice-President


Health Management Systems, Inc.                                          Page 2
Seventh Amendment of Lease